Exhibit 10.3d

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is executed as of the 17th day of September, 2008, by and among EDGEN MURRAY CORPORATION, a Nevada corporation (the “US Borrower”), EDGEN MURRAY CANADA INC., an Alberta corporation (the “Canadian Borrower”), EDGEN MURRAY EUROPE LIMITED, a limited company incorporated under the laws of England and Wales with registered number 01241058 (the “UK Borrower”), EDGEN MURRAY PTE. LTD., an entity organized under the laws of Singapore (the “Singapore Borrower”), the other Loan Parties party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as the Administrative Agent, the US Collateral Agent and the Issuing Bank, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as the Canadian Administrative Agent and the Canadian Collateral Agent, J.P. MORGAN EUROPE LIMITED, as the UK Administrative Agent and the UK Collateral Agent, and THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, as the Singapore Administrative Agent and the Singapore Collateral Agent.

W I T N E S S E T H:

WHEREAS, the Borrowers, certain affiliates of the Borrowers, the Lenders, the Agents and the Issuing Bank are parties to that certain Credit Agreement dated as of May 11, 2007 (as amended, supplemented and modified from time to time, the “Credit Agreement;” unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the meaning given such terms in the Credit Agreement), pursuant to which the Lenders provide certain financing to the Borrowers in accordance with the terms and conditions set forth therein; and

WHEREAS, the Borrowers have advised the Administrative Agent and the Lenders that they desire to amend certain terms of the Credit Agreement related to the UAE Borrower, the other UAE Loan Parties and their Subsidiaries; and

WHEREAS, the Borrowers have advised the Administrative Agent and the Lenders that they may desire to effect a restructuring of certain of the Affiliates of the Borrowers whereby, among other things, (i) one or more entities would be formed (such newly formed entities being referred to collectively as “Newcos” and individually as a “Newco”) and through a series of substantially contemporaneous transactions, all of the ownership interests in the US Borrower and Edgen Murray Cayman Corporation, a Cayman corporation (“EMCayman”), would be contributed by Edgen Murray II, L.P., a Delaware limited partnership (the “Partnership”), and/or its partners following a distribution of such ownership interests on, or in redemption of such partner’s partnership interests, to one or more of the Newcos (which may in turn contribute it to another Newco and so on) (the contribution of all of the ownership interests in the US Borrower and EMCayman to one or more of the Newcos being referred to as the “Contribution”), (ii) as a result of the Contribution, (a) one or more of the Newcos will become the direct or indirect parent holding company(ies) of the US Borrower and EMCayman and will hold, directly or indirectly, all of the Equity Interests in the US Borrower and EMCayman (the top tier/upper most Newco being referred to as “New Holdco” and each other Newco being referred to as an “Interco”), (b) each Interco will be a direct or indirect wholly-owned subsidiary of New Holdco, and (c) prior to a Qualified Public Offering, greater than 50% of the outstanding voting Equity Interests of New Holdco will be owned, directly or indirectly, by the Permitted Investors, and (iii) the ownership interests in the Singapore Borrower and Edgen Murray FZE, a limited company organized under the laws of the UAE (“Edgen Murray FZE”), may be dividended or transferred by the UK Borrower to New Holdco, an Interco or any UK Loan Party in exchange for promissory notes which subsequently may be dividended by the UK Borrower (through any of its direct or indirect parents) to the issuer of such promissory notes (the transactions contemplated by clauses (i) though (iii) above are collectively referred to herein as the “Restructuring”); and

WHEREAS, upon the consummation of the Restructuring, the Partnership will not own any Property; and

WHEREAS, the Borrowers have requested (i) that the Lenders amend certain terms of the Credit Agreement related to the UAE Borrower, the other UAE Loan Parties and their Subsidiaries, (ii) that the Lenders consent to the consummation of the Restructuring and (iii) upon the consummation of the Restructuring, that the Partnership be released of its obligations under the Loan Documents; and

WHEREAS, in reliance on the representations, warranties, covenants and agreements contained herein, and subject to the terms, and satisfaction or waiver of the conditions precedent set forth herein, the Lenders are willing to consent to the consummation of the Restructuring as provided in Section 3 hereof; and

WHEREAS, in connection with such Borrower requests, the Borrowers, the Agents and the Lenders on the date hereof desire to amend the Credit Agreement as set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Credit Agreement—UAE and Other Matters. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, but subject to the satisfaction of each condition precedent set forth in Section 4 hereof, the Credit Agreement shall be amended effective as of the date hereof in the manner provided in this Section 1.

1.1 Definition of Applicable UAE Rate. The definition of “Applicable UAE Rate” contained in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Applicable UAE Rate” means, for any day, with respect to any UAE Base Rate Loan or Eurocurrency Loan to the UAE Borrower, 2.25%.

1.2 New Definitions. Section 1.1 of the Credit Agreement shall be amended by inserting the following new defined terms in appropriate alphabetical order:

“LT Loans” means, at any time, that portion of the UAE Revolving Loans then outstanding up to $5,000,000, such that if the aggregate amount of all UAE Revolving Loans outstanding at such time is less than or equal to $5,000,000, all of such UAE Revolving Loans shall be deemed to be LT Loans.

“Non-LT Loans” means, at any time, UAE Revolving Loans that are not LT Loans.

1.3 Amendment to Section 2.02 of the Credit Agreement. Clause (d) of Section 2.02 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(d) Notwithstanding any other provision of this Agreement, the Borrower Representative or any applicable Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if (i) the Interest Period or Contract Period (as applicable) requested with respect thereto would end after the Maturity Date, or (ii) solely with respect to Non-LT Loans, the Interest Period requested with respect thereto would end on a date which is more than 180 days after the earliest initial advance date for any Non-LT Loans then outstanding.

1.4 Amendment to Section 2.06 of the Credit Agreement. Section 2.06 of the Credit Agreement shall be amended to insert a new clause (k) after clause (j) thereof, which new clause (k) shall read in full as follows:

(k) UAE Letters of Credit. UAE Letters of Credit may only be issued for the purposes of financing the import or export of inventory and other goods and services required in the UAE Borrower’s normal course of business. If requested by the applicable Issuing Bank in connection with any request for a UAE Letter of Credit, the applicable Borrower or other Loan Party shall (in addition to such other information as may be required pursuant to this Section 2.06) submit evidence of the purpose of such UAE Letter of Credit.

1.5 Amendment to Section 2.10 of the Credit Agreement. Clause (d) of Section 2.10 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(d) The UAE Borrower hereby unconditionally promises to pay (i) to the UAE Administrative Agent for the account of each UAE Revolving Lender the then unpaid principal amount of each UAE Revolving Loan on the Maturity Date, and (ii) to the UAE Administrative Agent the then unpaid amount of each UAE Protective Advance on the earlier of the Maturity Date and demand by the UAE Administrative Agent; provided that, at least once during each 183 consecutive day period, UAE Borrower shall pay to the UAE Administrative Agent an amount necessary, and take such other action as may be necessary, so that for a period of at least three (3) consecutive days during each 183 consecutive day period, the outstanding principal of the UAE Revolving Loans shall be reduced to an amount less than or equal to $5,000,000.

1.6 Amendment to Section 5.08 of the Credit Agreement. Clause (a) of Section 5.08 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(a) The proceeds of the Revolving Loans, other than the UAE Revolving Loans, will be used only (i) to finance the Recapitalization Transactions including any expenses relating thereto, (ii) to finance the working capital and capital expenditure needs of the applicable Borrower, (iii) for the Petro Acquisition and Permitted Acquisitions including any expenses relating thereto, (iv) for general corporate purposes of the applicable Borrower in the ordinary course of business, including payments of, or in respect of, Indebtedness to the extent such payments are permitted under Section 6.08(b) hereof, and (v) to finance the expenses incurred in connection with the Transactions and other uses acceptable to the Administrative Agent. The proceeds of the UAE Revolving Loans will be used only (w) to finance the working capital and capital expenditure needs of the UAE Borrower, the other UAE Loan Parties, and each of their Saudi Arabian and UAE joint ventures and/or subsidiaries, (x) for general corporate purposes of the UAE Borrower in the ordinary course of business; provided, that the aggregate amount of all UAE Revolving Loans outstanding at any time which are used for such general corporate purposes shall not exceed $5,000,000, (y) to fund the payment of UAE Borrower’s pro rata share of EMCayman’s scheduled interest and principal payments and applicable mandatory prepayments then due and owing under the Term Loans; provided, that the aggregate amount of all such payments and prepayments shall not exceed $5,000,000 during any consecutive twelve month period, and (z) for other uses acceptable to the UAE Administrative Agent.

1.7 Amendment to Section 5.14 of the Credit Agreement. Clauses (a) and (b) of Section 5.14 of the Credit Agreement shall be amended and restated in their entirety to read in full as follows:

(a) Subject to applicable law including any financial assistance requirements, each Borrower and each other Loan Party shall cause each of its Subsidiaries (other than Subsidiaries of the

UAE Borrower formed under a jurisdiction of the UAE or Saudi Arabia) formed or acquired after the date of this Agreement in accordance with the terms of this Agreement to become a Loan Party by executing the Loan Party Joinder Agreement set forth as Exhibit G hereto (the “Loan Party Joinder Agreement”) on or before the twentieth (20th) day following the date of such acquisition or formation (which time period may be extended up to a total period of ninety (90) days) to the extent necessary to satisfy requirements under financial assistance laws; provided that in no event shall any Foreign Subsidiary of Holdings guarantee any Obligations of an entity organized in the United States or provide security therefor. Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Applicable Agent, for the benefit of the Applicable Agent and the Lenders, in any property of such Loan Party which constitutes Collateral.

(b) Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary (other than Subsidiaries of the UAE Borrower formed under a jurisdiction of the UAE or Saudi Arabia) to, execute and deliver, or cause to be executed and delivered, to the Applicable Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Applicable Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties

1.8 Amendment to Section 6.04 of the Credit Agreement. The introductory language of Section 6.04 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

No Loan Party will, nor will it permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise) (other than any of the foregoing which are made from any equity investments made after September ___, 2008 by Persons who are not Loan Parties, the cash proceeds of which are (i) contributed directly or indirectly to any Loan Party or any of its Subsidiaries and (ii) used substantially contemporaneously by such Loan Party or its Subsidiaries to effect any of the foregoing), except:

1.9 Amendment to Section 6.04 of the Credit Agreement. Clauses (c) through (e) of Section 6.04 of the Credit Agreement shall be amended and restated in their entirety to read in full as follows:

(c) (i) investments by any Loan Party which is a direct or indirect parent of the US Borrower or UK Borrower in such US Borrower or UK Borrower or in any other direct or indirect parent of the US Borrower or UK Borrower, (ii) investments by the US Borrower in any Subsidiary of the US Borrower which is a US Loan Party, (iii) investments by any Canadian Loan Party or UK Loan Party in any other Canadian Loan Party or UK Loan Party (other than investments in a Canadian Loan Party or a UK Loan Party which is a direct or indirect parent of the Canadian Borrower or UK Borrower), (iv) investments by any UAE Loan Party or Singapore Loan Party in any other UAE Loan Party or Singapore Loan Party, (v) investments by any UK Loan Party in any UAE Loan Party or Singapore Loan Party, provided, that after giving effect thereto, UK Availability is not less than $15,000,000 and no Event of Default exists; (vi) investments by any Canadian Loan Party in any UAE Loan Party or Singapore Loan Party; provided that after giving effect thereto, Canadian Availability is not less than $2,500,000 and no Event of Default exists, (vii) other investments by any Loan Party other than a Singapore Loan Party or a UAE Loan Party; provided, that, after giving effect thereto Aggregate Availability is not less than $40,000,000 and no Event of Default exists, and (viii) other investments by any Singapore Loan Party or any UAE Loan Party; provided, that, after giving effect thereto aggregate Singapore Availability and UAE Availability is not less than $2,500,000 and no Event of Default exists; provided, further, that such investments by any UAE Loan Party made with the proceeds of any UAE Revolving Loan (together with outstanding intercompany loans and advances permitted under Section 6.04(d)(vi) and Guarantees permitted under Section 6.04(e)(iii), in each case made by any UAE Loan Party with the proceeds of any UAE Revolving Loan), shall be in an aggregate amount not to exceed $5,000,000 outstanding and shall be made solely to finance the working capital and capital expenditure needs of UAE Loan Parties and their Saudi Arabian and UAE joint ventures and/or subsidiaries;

(d) loans or advances made by any Loan Party to any other Loan Party or Subsidiary and made by any Subsidiary to any Loan Party or any other Subsidiary, provided that (i) such loans and advances shall be evidenced by the Global Intercompany Note, (ii) after giving effect to any loan or advance by a US Borrower or any Subsidiary of the US Borrower which is a US Loan Party to Holdings or any Loan Party which is not a US Loan Party, US Availability is not less than $15,000,000 and no Event of Default exists, (iii) after giving effect to any loan or advance by the UK Borrower or any Subsidiary of the UK Borrower which is a UK Loan Party to any Loan Party which is not a UK Loan Party, UK Availability is not less than $15,000,000 (which minimum amount shall be $10,000,000 during the period commencing on August 12, 2008 and ending on October 31, 2008) and no Event of Default exists, (iv) after giving effect to any loan or advance by the Canadian Borrower or any Subsidiary of the Canadian Borrower which is a Canadian Loan Party to any Loan Party which is not a Canadian Loan Party, Canadian Availability is not less than $2,500,000 and no Event of Default exists, (v) after giving effect to any loan or advance by any US Borrower, Canadian Borrower or UK Borrower or any of their Subsidiaries which is a Loan Party to any Subsidiary which is not a Loan Party, Aggregate Availability is not less than $40,000,000 (which minimum amount shall be $30,000,000 during the period commencing on August 12, 2008 and ending on the earlier to occur of (A) October 31, 2008 and (B) the date Edgen Murray FZE becomes the UAE Borrower under and pursuant to the terms of this Agreement) and no Event of Default exists, and (vi) after giving effect to any loan or advance by any Singapore Loan Party or any UAE Loan Party to any Loan Party or Subsidiary which is not a Singapore Loan Party or UAE Loan Party; aggregate Singapore Availability and UAE Availability is not less than $2,500,000 and no Event of Default exists; provided, that such loans or advances by any UAE Loan Party made with the proceeds of any UAE Revolving Loan (together with outstanding investments permitted under Section 6.04(c)(viii) and Guarantees permitted under Section 6.04(e)(iii), in each case made by any UAE Loan Party with the proceeds of any UAE Revolving Loan), shall be in an aggregate amount not to exceed $5,000,000 outstanding and shall be made solely to finance the working capital and capital expenditure needs of UAE Loan Parties and their Saudi Arabian and UAE joint ventures and/or subsidiaries;

(e) Guarantees of Indebtedness permitted by Section 6.01 (collectively, “Guaranteed Indebtedness”), provided, that (i) the US Borrower and Subsidiaries of the US Borrower which are US Loan Parties shall not issue any Guarantee with respect to Indebtedness of any Loan Party which is not a US Loan Party or any Subsidiary which is not a US Loan Party unless such US Borrower or Subsidiary would be permitted to make an investment, loan or advance in the amount of the Guaranteed Indebtedness to such other Loan Party or Subsidiary at such time pursuant to clause (c) or (d) preceding, and until such Guaranteed Indebtedness has been repaid in full or such Guarantee cancelled and released, the availability of US Loan Parties to make investments, loans and advances pursuant to clause (c) and (d) preceding will be reduced by the amount of such Guaranteed Indebtedness; (ii) the UK Borrower, the Canadian Borrower and the Subsidiaries of the UK Borrower and Canadian Borrower which are UK Loan Parties or Canadian Loan Parties shall not issue any Guarantee with respect to Indebtedness of any Loan Party or Subsidiary which is not a Canadian Loan Party or UK Loan Party unless such Canadian Loan Party or UK Loan Party would be permitted to make an investment in, or loan or advance to such other Loan Party or Subsidiary in the amount of the Guaranteed Indebtedness at such time pursuant to clause (c) or (d) preceding, and until the Guaranteed Indebtedness has been repaid in full or such Guarantee cancelled and released, the availability of UK Loan Parties and Canadian Loan Parties to make investments, loans and advances pursuant to clause (c) and (d) preceding will be reduced by the amount of such Guaranteed Indebtedness; (iii) the UAE Borrower, the Singapore Borrower and the Subsidiaries of the UAE Borrower and Singapore Borrower which are UAE Loan Parties or Singapore Loan Parties shall not issue any Guarantee with respect to Indebtedness of any Loan Party or Subsidiary which is not a Singapore Loan Party or UAE Loan Party unless such Singapore Loan Party or UAE Loan Party would be permitted to make an investment in, or loan or advance to such other Loan Party or Subsidiary in the amount of the Guaranteed Indebtedness at such time pursuant to clause (c) or (d) preceding, and until such Guaranteed Indebtedness has been repaid in full or such Guarantee cancelled and released, the availability of Singapore Loan Parties and UAE Loan Parties to make investments, loans and advances pursuant to clause (c) and (d) preceding will be reduced by the amount of such Guaranteed Indebtedness, provided, that such Guaranteed Indebtedness made by any UAE Loan Party with the proceeds of any UAE Revolving Loan (together with outstanding investments permitted under Section 6.04(c)(viii) and outstanding intercompany loans and advances permitted under Section

6.04(d)(vi), in each case made by any UAE Loan Party with the proceeds of any UAE Revolving Loan) shall be in an aggregate amount not to exceed $5,000,000 outstanding and shall be made solely to provide credit support for the working capital and capital expenditure needs of UAE Loan Parties and their Saudi Arabian and UAE joint ventures and/or subsidiaries; and (iv) the US Loan Parties shall be permitted to Guaranty the Term Loans and the Loan Parties which are Foreign Subsidiaries shall be permitted to Guaranty the Term Loans with respect to which EMCayman is the Borrower;

1.10 Amendment to Section 6.04 of the Credit Agreement. Section 6.04 of the Credit Agreement shall be amended to delete the reference to “and” at the end of clause (p) thereof, to replace the period at the end of clause (q) thereof and replace it with “; and”, and to add a new clause (r) thereto which shall read in full as follows:

(r) unsecured Guarantees with respect to obligations (which do not constitute Indebtedness) to support product, material and inventory purchases entered into in the ordinary course of business and which are not otherwise prohibited by this Agreement or the other Loan Documents; provided, that, (i) any such unsecured Guarantees provided by the US Borrower and/or any of its Subsidiaries which are US Loan Parties shall be solely with respect to obligations of a UAE Loan Party, a Singapore Loan Party, a Canadian Loan Party, the US Borrower and/or any of its Subsidiaries which are US Loan Parties, (ii) any such unsecured Guarantees provided by the UK Borrower and/or any of its Subsidiaries which are UK Loan Parties shall be solely with respect to obligations of a UAE Loan Party, a Singapore Loan Party, the UK Borrower and/or any of its Subsidiaries which are UK Loan Parties, (iii) any such unsecured Guarantees provided by the Canadian Borrower and/or any of its Subsidiaries which are Canadian Loan Parties shall be solely with respect to obligations of the Canadian Borrower and/or any of its Subsidiaries which are Canadian Loan Parties, (iv) any such unsecured Guarantees provided by the UAE Borrower and/or any of its Subsidiaries which are UAE Loan Parties shall be solely with respect to obligations of the UAE Borrower and/or any of its Subsidiaries which are UAE Loan Parties, and (v) any such unsecured Guarantees provided by the Singapore Borrower and/or any of its Subsidiaries which are Singapore Loan Parties shall be solely with respect to obligations of the Singapore Borrower and/or any of its Subsidiaries which are Singapore Loan Parties.

SECTION 2. Amendments to the Credit Agreement—Restructuring Matters. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, but subject to the satisfaction of each condition precedent set forth in Section 4 and

Section 5 hereof, the Credit Agreement shall be amended effective as of the Restructuring Effective Date (as defined below) in the manner provided in this Section 2.

2.1 Definition of Change of Control. Clause (a)(i) of the definition of “Change of Control” contained in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(a)(i) prior to the completion of a Qualified Public Offering, the Permitted Investors shall cease to own, directly or indirectly, not less than 50.1% of the outstanding voting Equity Interests of Holdings and the JCP Parties shall cease to own, directly or indirectly, not less than 20% of the outstanding voting Equity Interests of Holdings,

2.2 Definition of Holdings. The definition of “Holdings” contained in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Holdings” as used in the Credit Agreement and in the other Loan Documents means, (a) at all times prior to the Restructuring Effective Date, Edgen Murray II, L.P., a Delaware limited partnership, and (b) from and after the Restructuring Effective Date, New Holdco (as defined in the Fourth Amendment), except (i) with respect to obligations satisfied or representations and warranties made on or as of the Effective Date and (ii) where used in the definition of “Permitted Investors” and in the definitions of agreements, including all Loan Documents, executed on, as of, or prior to the Effective Date.

2.3 Definition of Loan Guarantor. The definition of “Loan Guarantor” contained in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Loan Guarantor” means each Loan Party; provided, that no Foreign Subsidiary (other than Holdings and each Interco, and, at its option, each other Foreign Subsidiary which elects to guarantee the US Secured Obligations and provide security therefor by executing and delivering the appropriate Loan Documents, which election shall be irrevocable once made) shall, or shall be deemed to, guarantee any Secured Obligations of any entity organized under the laws of the United States nor shall it have any obligations with respect to any such amounts.

2.4 New Definitions. Section 1.1 of the Credit Agreement shall be amended by inserting the following new defined terms in appropriate alphabetical order:

“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement dated as of September 17, 2008,

by and among the Borrowers, the other Loan Parties, the Administrative Agent and the Lenders.

“Interco” means each direct or indirect wholly-owned subsidiary of Holdings that is also a direct or indirect parent of either or both of US Borrower and/or EMCayman.

“Restructuring Effective Date” has the meaning given to such term in the Fourth Amendment.

2.5 Amendment to Section 3.15 of the Credit Agreement. Section 3.15 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

Section 3.15 Capitalization and Subsidiaries. As of the Restructuring Effective Date, Schedule 3.15A sets forth (a) a correct and complete list of the name and relationship to Holdings of each and all of Holdings’ Subsidiaries, (b) a true and complete listing of each class of Holdings’ authorized Equity Interests, of which all of such issued Equity Interests are validly issued, outstanding and owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of Holdings and each of its Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable. A copy of the complete organizational structure chart (1) prior to the Restructuring Effective Date is attached as Schedule 3.15B, and (2) as of the Restructuring Effective Date and after giving effect to the consummation of the Restructuring, is attached as Schedule 3.15C.

2.6 Amendment to Section 5.14 of the Credit Agreement. The proviso in the first sentence of Section 5.14 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

provided, that in no event shall any Foreign Subsidiary of Holdings (other than each Interco and, at its option, each other Foreign Subsidiary which elects to guarantee the US Secured Obligations and provide security therefor by executing and delivering the appropriate Loan Documents, which election shall be irrevocable once made) guarantee any Obligations of an entity organized in the United States or provide security therefor.

2.7 Amendment to Section 6.03 of the Credit Agreement. Clause (c) of Section 6.03 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(c) Prior to the completion of a Qualified Public Offering, neither Holdings nor any Interco will (i) engage in any business or activity other than the direct or indirect ownership of the outstanding Equity Interests of the US Borrower, EMCayman and any other Subsidiary (including any Subsidiary created or acquired in connection with a Permitted Acquisition) and activities incidental thereto or (ii) own or acquire any assets (other than Equity Interests provided in the preceding clause (i) and the cash proceeds of any Restricted Payments permitted by Section 6.08) or incur any liabilities (other than liabilities under the Loan Documents, the Term Loan Documents, liabilities reasonably incurred in connection with its maintenance of its existence and liabilities otherwise permitted hereby). After the completion of a Qualified Public Offering, Holdings and each Interco will not conduct, transact or otherwise engage in the commercial activities of an operating business; it being understood for the avoidance of doubt that Holdings may conduct, transact or otherwise engage in corporate, administrative and housekeeping activities of a public holding company including the direct or indirect ownership of Equity Interests of the Borrowers, EMCayman or any other Subsidiary (including any Subsidiary created or acquired in connection with a permitted Investment) and any other matter incidental to its ownership of such Equity Interests, retaining employees and consultants, holding annual and special meetings, making public filings, issuing financial statements, administering employee benefit and other equity programs, becoming liable with respect to Indebtedness (including the repayment thereof) and equity (including the issuance and repurchase thereof), opening bank accounts, obtaining insurance, paying taxes and expenses and engaging counsel, auditors, financial advisors and other agents, in each case to the extent not prohibited by the other provisions of this Agreement and the other Loan Documents. Nothing in this clause (c) shall be construed to restrict Holdings or any Interco from receiving capital contributions from Persons who are not Loan Parties, or from applying the proceeds thereof to Investments in the Borrowers, EMCayman or any of their Subsidiaries.

2.8 Amendment to Section 6.04 of the Credit Agreement. Clause (e)(iv) of Section 6.04 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(iv) Holdings, the US Loan Parties, each Interco and, at its option, each other Foreign Subsidiary which elects to provide such Guarantee, which election shall be irrevocable once made, shall be permitted to Guarantee the Term Loans, and the Loan Parties which are Foreign Subsidiaries shall be permitted to Guarantee the Term Loans with respect to which EMCayman is the borrower;

2.9 Amendment to Section 6.05 of the Credit Agreement. Clause (b) of Section 6.05 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(b) sales, transfers and dispositions to another Loan Party or Subsidiary; provided, that any such sales, transfers or dispositions shall be made in compliance with Section 6.09 unless such transactions are (i) between Holdings or any Loan Party (other than a UK Loan Party (excluding any UK Loan Party which is a direct or indirect parent of the UK Borrower), Canadian Loan Party (excluding any Canadian Loan Party which is a direct or indirect parent of the Canadian Borrower), UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the US Borrower or the UK Borrower and any Loan Party (other than a UK Loan Party (excluding any UK Loan Party which is a direct or indirect parent of the UK Borrower), Canadian Loan Party (excluding any Canadian Loan Party which is a direct or indirect parent of the Canadian Borrower), UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the US Borrower or the UK Borrower, (ii) between the US Borrower and any Subsidiary of the US Borrower which is a US Loan Party, (iii) between the Canadian Borrower, the UK Borrower or any Subsidiaries of the Canadian Borrower or UK Borrower which are Canadian Loan Parties or UK Loan Parties, and (iv) between the Singapore Borrower, the UAE Borrower or any Subsidiaries of the Singapore Borrower or UAE Borrower which are Singapore Loan Parties or UAE Loan Parties;

2.10 Amendment to Section 6.08 of the Credit Agreement. Section 6.08 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

Section 6.08 Restricted Payments; Certain Payments of Indebtedness. (a) No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Holdings may declare and pay distributions with respect to its common Equity Interests payable solely in additional common Equity Interests, and, with respect to its preferred Equity Interests, payable solely in additional preferred or common Equity Interests, (ii) the US Borrower may pay dividends to Holdings (which dividends may be paid to Holdings through a series of dividends in a like amount first paid to any Loan Party (other than a UK Loan Party, Canadian Loan Party, UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the US Borrower), and the UK Borrower may pay dividends to Holdings (which dividends may be paid to Holdings through a series of dividends in a like amount first paid to any Loan Party (other than a Canadian Loan Party, UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the UK Borrower)) to the extent necessary to permit Holdings to (A) purchase Holdings’ Equity Interests from present or former directors, officers or employees of any Loan Party or its Subsidiaries upon the death, disability or termination of employment of such director, officer or employee, provided, that the aggregate amount of payments under this clause (A) subsequent to the Closing Date (net of any proceeds received by Holdings and contributed to the US Borrower (indirectly, through one or more Intercos) and the UK Borrower (indirectly, through one or more Intercos or any Loan Party (other than a Canadian Loan Party, UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the UK Borrower), as applicable, subsequent to the Closing Date in connection with resales of Equity Interests so purchased) shall not exceed $2,000,000, (B) pay management fees to the JCP Parties expressly permitted by Section 6.09; and (C) pay corporate overhead expenses and other expenses, incurred in the ordinary course of the operation of Holdings’ and/or any Interco’s business (which operation shall be in compliance with Section 6.03), (iii) so long as no Default has occurred which is continuing, Holdings may declare and pay distributions in accordance with its organizational documents from dividends paid directly or indirectly by the US Borrower, UK Borrower, UAE Borrower, Singapore Borrower and any other direct or indirect parent of the US Borrower and the UK Borrower or any other Subsidiary of Holdings (other than the US Borrower, UK Borrower, UAE Borrower, Singapore Borrower or any of their Subsidiaries) in compliance with clauses (iv) and (v) of this Section 6.08(a), so long as (A) no Default has occurred or is continuing or would result after giving effect to such distribution, (B) immediately after giving effect to such distribution Aggregate Availability is not less than $40,000,000 and (C) the Fixed Charge Coverage Ratio (after giving effect to such distribution) would not be less than 1.10 to 1 for the most recently completed Fixed Charge Coverage Calculation Period assuming that for purposes of calculating the Fixed Charge Coverage Ratio for such period such distribution occurred on the first day of such period; (iv) the US Borrower may pay dividends to Holdings or any Loan Party (other than a UK Loan Party, Canadian Loan Party, UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the US Borrower (which dividends may be paid to such Person through a series of dividends in a like amount first paid to any Loan Party (other than a UK Loan Party, Canadian Loan Party, UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the US Borrower) so long as, (A) no Default has occurred which is continuing, and (B) immediately after giving effect to such payment, US Availability is not less than $15,000,000, (v) the UK Borrower may pay dividends to Holdings or any Loan Party (other than a Canadian Loan Party, UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the UK Borrower (which dividends may be paid to such Person through a series of dividends in a like amount first paid to any Loan Party (other than a Canadian Loan Party, UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the US Borrower) so long as (A) no Default has occurred which is continuing, and (B) immediately after giving effect to such payment, UK Availability is not less than $15,000,000; (vi) Subsidiaries of the US Borrower, UK Borrower, UAE Borrower and Singapore Borrower may pay dividends to the holders of their Equity Interests in accordance with the respective terms of such Equity Interests; (vii) any Loan Party which is a direct or indirect parent of the US Borrower or the UK Borrower or any other Subsidiary of Holdings (other than the US Borrower, UK Borrower, UAE Borrower, Singapore Borrower or any of their Subsidiaries) may pay dividends to the holders of their Equity Interests in accordance with the respective terms of such Equity Interests; and (viii) upon the completion of the transfer contemplated by clause (iii) of the definition of Restructuring (as defined in the Fourth Amendment), the UAE Borrower and the Singapore Borrower may pay dividends to any direct or indirect parent of the UAE Borrower and Singapore Borrower (which dividends may be paid through a series of dividends in a like amount first paid to any other direct or indirect parent of the UAE Borrower and the Singapore Borrower) to permit such direct or indirect parent of the UAE Borrower or the Singapore Borrower to fund the payment of its pro rata share of EMCayman’s scheduled interest and principal payments and applicable mandatory prepayments then due and owing under the Term Loans; provided, that (1) the aggregate amount of all such payments and prepayments made by the Singapore Borrower shall not exceed $5,000,000 during any consecutive twelve month period and (2) the aggregate amount of all such payments and prepayments made by the UAE Borrower shall not exceed $5,000,000 during any consecutive twelve month period.

2.11 Amendment to Section 6.08 of the Credit Agreement. Clause (b)(ii) of Section 6.08 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(ii) payment of regularly scheduled interest and principal payments and mandatory prepayments as and when due in respect of any Indebtedness permitted by Section 6.01, other than (A)

payments in respect of the Subordinated Indebtedness (other than Indebtedness created as part of the Restructuring (as defined in the Fourth Amendment) owing by a Loan Party) prohibited by the subordination provisions thereof and (B) payments and prepayments owing on any Indebtedness created as part of the Restructuring (as defined in the Fourth Amendment) owing by a Loan Party (other than payments and prepayments owing by an Interco to any other Loan Party); provided, that, with respect to such clause (B), such payments and prepayments owing by a US Loan Party to any other Loan Party may be paid so long as, (1) no Default has occurred which is continuing, and (2) immediately after giving effect to such payment, US Availability is not less than $15,000,000; provided, further, that, with respect to such clause (B), such payments and prepayments owing by a UK Loan Party to any other Loan Party may be paid so long as, (1) no Default has occurred which is continuing, and (2) immediately after giving effect to such payment, UK Availability is not less than $15,000,000;

2.12 Amendment to Section 6.09 of the Credit Agreement. Clause (c) of Section 6.09 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(c) transactions (i) between Holdings or any Loan Party (other than a UK Loan Party (excluding any UK Loan Party which is a direct or indirect parent of the UK Borrower), Canadian Loan Party (excluding any Canadian Loan Party which is a direct or indirect parent of the Canadian Borrower), UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the US Borrower or the UK Borrower and any Loan Party (other than a UK Loan Party (excluding any UK Loan Party which is a direct or indirect parent of the UK Borrower), Canadian Loan Party (excluding any Canadian Loan Party which is a direct or indirect parent of the Canadian Borrower), UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the US Borrower or the UK Borrower, (ii) between the US Borrower and any Subsidiary of the US Borrower which is a US Loan Party, (iii) between the Canadian Borrower, the UK Borrower or any Subsidiaries of the Canadian Borrower or UK Borrower which are Canadian Loan Parties or UK Loan Parties, and (iv) between the Singapore Borrower, the UAE Borrower or any Subsidiaries of the Singapore Borrower or UAE Borrower which are Singapore Loan Parties or UAE Loan Parties, and in each case not involving any other Affiliate

2.13 Amendment to Section 9.18 of the Credit Agreement. Section 9.18 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

Section 9.18 Financial Assistance Limitations. Notwithstanding any provision of this Agreement or any of the other Loan Documents to the contrary, other than Holdings, each Interco and, at its option, each other Foreign Subsidiary which elects to guarantee the US Secured Obligations and provide security therefor, which election shall be irrevocable once made, no Canadian Loan Party, UK Loan Party, Singapore Loan Party, UAE Loan Party or Foreign Subsidiary that becomes a Loan Party will have any liability hereunder or thereunder for, nor shall any of the assets of any such Canadian Loan Party, UAE Loan Party, Singapore Loan Party, UK Loan Party or Foreign Subsidiary that becomes a Loan Party (including proceeds of any Collateral owned by any such Canadian Loan Party, UAE Loan Party, Singapore Loan Party or UK Loan Party) be applied against or issued to satisfy or offset, any indebtedness, obligations or liabilities (actual or contingent) of any US Loan Party, including any US Secured Obligations.

2.14 Amendment to Section 10.01 of the Credit Agreement. Clause (a) of Section 10.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(a) Holdings, each Interco, the US Borrower, EM LLC, and each other US Loan Party now or hereafter a party hereto, each in its capacity as a Loan Guarantor, hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agents, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “US Guaranteed Obligations”).

2.15 Amendment to Schedules 3.15, 3.15A, 3.15B and 3.15C. Schedules 3.15, 3.15A, 3.15B and 3.15C to the Credit Agreement shall be deleted in their entirety and replaced with Schedules 3.15, 3.15A, 3.15B and 3.15C received by the Administrative Agent from the Borrower Representative on or prior to the Restructuring Effective Date.

Section 3. Consent to Restructuring. The consummation of the Restructuring (or certain transactions comprising the Restructuring) is, without giving effect to this Amendment,

prohibited by certain provisions of the Credit Agreement and the other Loan Documents, including, without limitation, Section 6.03, Section 6.04, Section 6.05 and Section 6.08 of the Credit Agreement, and the Borrowers hereby request that the Lenders consent to the consummation of the Restructuring. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to satisfaction of the conditions precedent set forth in Section 4 and Section 5 hereof (the date on which all such conditions are satisfied, the “Restructuring Effective Date”), the Lenders hereby consent to the consummation of the Restructuring and waive any provisions of the Credit Agreement that otherwise would prohibit any of the steps which are necessary to effectuate such Restructuring, including the steps described in the PWC Draft Memo (defined in Section 5.1 below), to the limited extent necessary to permit such steps to occur. Subsequent to the Restructuring Effective Date, all provisions of the Credit Agreement and the other Loan Documents shall apply as written, except as expressly amended hereby. For the avoidance of doubt (i) no Default or Event of Default that may be in existence as of the Restructuring Effective Date immediately before giving effect to the Restructuring is waived hereby and (ii) no provision of the Credit Agreement or any other Loan Document is waived hereby (other than those provisions that prohibit any of the steps which are necessary to effectuate such Restructuring, including the steps described in the PWC Draft Memo, but then only to the limited extent necessary to permit such steps to occur).

SECTION 4. Conditions Precedent to Amendment. This Amendment and the amendments contained in Section 1 hereof shall be effective as of the date first set forth above when the following conditions precedent have been satisfied:

4.1 Amendment. The Administrative Agent shall have received counterparts of this Amendment executed on behalf of each Loan Party, each Agent and each Lender.

4.2 Absence of Defaults. No Default or Event of Default shall exist.

SECTION 5. Conditions to Effectiveness of Restructuring Amendments/Consent. The effectiveness of the amendments contained in Section 2 hereof and the consent contained in Section 3 hereof is subject to the satisfaction of each of the following conditions precedent:

5.1 Restructuring. The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) the Restructuring shall be consummated on materially the same terms and conditions as set forth in the Price Waterhouse Coopers—Tax Planning Steps draft dated as of September 3, 2008 (the “PWC Draft Memo”) provided to the Administrative Agent and the Lenders, as such PWC Draft Memo may be amended, modified or supplemented, in each case to the extent any such amendment, modification or supplement is not adverse in any material respect to the interests of the Lenders, (ii) each Newco has been formed in the jurisdictions set forth in PWC Draft Memo or in such other jurisdictions as are reasonably acceptable to Administrative Agent, (iii) as a result of the Contribution, New Holdco has become the direct or indirect parent holding company of the US Borrower and the EMCayman, with all of the Equity Interests in the US Borrower and the EMCayman directly or indirectly being held by New Holdco, (iv) each Interco is a direct or indirect wholly-owned subsidiary of New Holdco, (v) prior to a Qualified Public Offering, greater than 50% of the outstanding voting Equity Interests of New Holdco are owned, directly or indirectly, by the Permitted Investors, and (vi) any Indebtedness created between Loan Parties as a result of the Restructuring shall be

Subordinated Indebtedness and payments on such Indebtedness shall be subject to the terms and conditions of Section 6.08(b)(ii)(B) of the Credit Agreement (as amended hereby).

5.2 Restructuring Documentation. The Administrative Agent shall have received copies of all of the material agreements, instruments and undertakings to which any of the Loan Parties are bound or by which any such Person or any of its Property is bound or affected relating to, or arising out of, the Restructuring (the “Restructuring Documents”), each of which shall be certified by the Borrower Representative as true, correct and complete.

5.3 Loan Documentation. The Administrative Agent shall have received, each in form and substance reasonably satisfactory to the Administrative Agent, (a) a Loan Party Joinder Agreement duly executed and delivered by each Newco, pursuant to which each Newco shall become a Loan Guarantor, (b) an “Amendment” referred to in Section 4.4 of the US Security Agreement with respect to each Newco, duly completed, executed and delivered by each such Newco, together with updated Schedules to the US Security Agreement with respect to such Newco, pursuant to which each Newco shall pledge its assets which constitute Collateral in support of the Secured Obligations, (c) Schedules 3.15, 3.15A, 3.15B and 3.15C to the Credit Agreement pursuant to Section 2.12 of this Amendment, and (d) such other duly completed, executed and delivered Collateral Documents and other documentation, certificates and other deliverables required (or reasonably requested by the Administrative Agent) with respect to each Newco pursuant to Section 5.14 of the Credit Agreement (after giving effect to this Amendment), it being understood that on the Restructuring Effective Date the Administrative Agent must be reasonably satisfied that (i) it has a perfected first priority Lien on the Property of each Newco which constitutes Collateral and (ii) its Lien on the Collateral of the other Loan Parties (other than of the Partnership following the Contribution), remains unimpaired.

5.4 Term Loan Documentation. The Administrative Agent shall have received copies of any amendments to the existing Term Loan Documents and copies of any new Term Loan Documents entered into in connection with the Restructuring, each of which shall be certified by the Borrower Representative as true, correct and complete.

5.5 Intercreditor Agreement. The Administrative Agent shall have received, each in form and substance reasonably satisfactory to the Administrative Agent, an amendment or joinder to the Intercreditor Agreement duly executed and delivered by each Newco (and an acknowledgment from the parties thereto), in each case as deemed reasonably necessary by the Administrative Agent.

5.6 Legal Opinions. The Administrative Agent shall have received executed legal opinions from Dechert LLP and such other counsels, in each case addressed to the Administrative Agent and the Lenders party to the Credit Agreement as of the date of issuance of such legal opinions, reasonably acceptable to the Administrative Agent covering corporate housekeeping, collateral and other customary matters regarding each US Loan Party and Newco, their respective assets, the Restructuring and this Amendment (including, without limitation, customary “enforceability” and “no conflict” opinions), each such legal opinion to be in form and substance reasonably satisfactory to the Administrative Agent.

5.7 Representations and Warranties. The representations and warranties set forth in Section 6 below shall be true and correct in all material respects on and as of the Restructuring Effective Date.

5.8 Other Deliverables. The Administrative Agent shall have received, with respect to each Newco the information and documentation required under Sections 4.01(c), (f) and (j) of the Credit Agreement.

5.9 Expenses. The Loan Parties shall have paid to the Administrative Agent all outstanding costs and expenses owing to the Administrative Agent as of such date, including, without limitation, the reasonable fees, disbursements and other charges of Vinson & Elkins LLP, counsel to the Administrative Agent, as well as any necessary local counsel.

SECTION 6. Representations and Warranties. In order to induce the Agents and each Lender to enter into this Amendment, the Loan Parties hereby jointly and severally represent and warrant to the Agents and each Lender that:

6.1 Authorization, Enforceability. The execution, delivery and performance of this Amendment are within each Loan Party’s organizational powers and has been duly authorized by all necessary organizational actions and, if required, actions by equity holders. This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

6.2 Governmental Approvals; No Conflicts. This Amendment (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect or will be obtained and will be in full force and effect as of the Restructuring Effective Date (except for any such consent, approval, registration or filing, or any other action, referred to in this clause (i) the absence of which could not reasonably be expected to have a Material Adverse Effect) or (ii) filings necessary to perfect Liens created pursuant to the Loan Documents (after giving effect to this Amendment and the Restructuring), (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created pursuant to the Loan Documents (in the case of clauses (b) (other than as it relates to the Certificate of Incorporation and Bylaws or other organizational documents of a Loan Party) or (c), which would not reasonably be expected to have a Material Adverse Effect).

6.3 Bring Down. The representations and warranties set forth in the Credit Agreement and each other Loan Document are, after giving effect to this Amendment, true and correct in all material respects on and as of the date hereof and as of the Restructuring Effective

Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

6.4 Restructuring. As of the Restructuring Effective Date, none of the Restructuring Documents have been amended, supplemented or otherwise modified from the copies provided to the Administrative Agent, and all such Restructuring Documents are in full force and effect as of the Restructuring Effective Date. As of the Restructuring Effective Date, no party to any of the Restructuring Documents is currently in default thereunder and no party thereto, or any other Person, has the right to terminate any such material agreements, instruments and undertakings.

6.5 Absence of Defaults. Both before and after giving effect to this Amendment and the Restructuring, no Default nor Event of Default has occurred and is continuing.

SECTION 7. Miscellaneous.

7.1 Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended hereby, remain in full force and effect. The applicable Loan Parties hereby extend the Liens securing the Secured Obligations until the Secured Obligations have been paid in full, and agree that the amendments herein contained shall in no manner affect or impair the Secured Obligations or the Liens securing payment and performance thereof, all of which are ratified and confirmed.

7.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7.3 Counterparts. This Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Amendment until this Amendment has been executed by each Loan Party and each Lender at which time this Amendment shall be binding on, enforceable against and inure to the benefit of the Loan Parties and all Lenders. Facsimiles shall be effective as originals.

7.4 COMPLETE AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREOF.

7.5 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

7.6 No Implied Waivers. No failure or delay on the part of the Lenders in exercising, and no course of dealing with respect to, any right, power or privilege under this

Amendment, the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.7 Review and Construction of Documents. Each Loan Party hereby acknowledges, and represents and warrants to the Agents and the Lenders, that (a) such Loan Party has had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Amendment with its legal counsel, (b) such Loan Party has reviewed this Amendment and fully understands the effects thereof and all terms and provisions contained herein, (c) such Loan Party has executed this Amendment of its own free will and volition, and (d) this Amendment shall be construed as if jointly drafted by the Loan Parties and the Lenders. The recitals contained in this Amendment shall be construed to be part of the operative terms and provisions of this Amendment.

7.8 Arms-Length/Good Faith. This Amendment has been negotiated at arms-length and in good faith by the parties hereto.

7.9 Interpretation. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa.

7.10 Severability. In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

7.11 Confirmation of Loan Guaranty, Assignments; Further Assurances. By signing below where indicated each Loan Party, in its capacity as Loan Guarantor, hereby acknowledges and approves the Credit Agreement, as amended by this Amendment, and the Loan Documents (including, without limitation, any and all documents delivered in connection with this Amendment) and the terms thereof, and specifically agrees to comply with all provisions which refer to or affect such Loan Guarantor, the Loan Guaranty and any matter in connection therewith. Without limiting the generality of the foregoing, each Loan Guarantor specifically consents to all of the transactions contemplated in this Amendment and further agrees and confirms that the Loan Guaranty executed and provided to the Agents and Lenders, as applicable, by such Loan Guarantor, continues in full force and effect in favor of the Agents and Lenders, as applicable. The payment of the Guaranteed Obligations (or applicable portion thereof) shall continue to be unconditionally guaranteed by, and Loan Guarantor hereby confirms and ratifies, the Loan Guaranty, and hereby unconditionally guarantees the prompt and full payment of the Guaranteed Obligations (or applicable portion thereof) to the Agents and Lenders, as applicable, in accordance with the terms of the Loan Guaranty. Each Loan Party shall make, execute or endorse, and acknowledge and deliver or file or cause same to be done, all such documents, notices or other assurances, and take all such other action, as any Agent may, from time to time, deem reasonably necessary or proper in connection with this Amendment and the Credit Agreement, as amended hereby. For the avoidance of doubt, this Section 7.11 shall no longer apply to the Partnership upon the occurrence of the release set forth in Section 7.14 hereof.

7.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.13 Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.

7.14 Release. Upon the Restructuring Effective Date, the Partnership shall be released from its obligations under the Loan Documents (including the Credit Agreement and the US Security Agreement) and the pledge of Collateral by the Partnership pursuant to the US Security Agreement and any other Collateral Document to which the Partnership is a party shall be terminated as to the Partnership only (it being understood that all of the Collateral Documents shall continue in full force and effect as to each other Loan Party other than the Partnership), and to further evidence the foregoing, the Administrative Agent (as authorized by the Lenders hereby) shall execute and deliver to the Loan Parties such documents as they shall reasonably request to evidence such release.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

THE BORROWERS:	EDGEN MURRAY CORPORATION

	By:	/s/ David L. Laxton, III
	Name:	David L. Laxton, III
	Title:	Executive Vice President, Chief Financial Officer and Secretary

EDGEN MURRAY CANADA INC.

	By:	/s/ David L. Laxton, III
	Name:	David L. Laxton, III
	Title:	Secretary and Treasurer

EDGEN MURRAY EUROPE LIMITED

	By:	/s/ K.A. Cockburn
	Name:	K.A. Cockburn
	Title:	Director

EDGEN MURRAY PTE. LTD.

	By:	/s/ K.A. Cockburn
	Name:	K.A. Cockburn
	Title:	Director

Signature Page to Fourth Amendment to Credit Agreement

OTHER LOAN PARTIES:	EDGEN MURRAY II, L.P.
	By:	Edgen Murray II GP, LLC, its general partner
		By:	Jefferies Capital Partners IV L.P., its managing member
			By:	Jefferies Capital Partners IV, LLC, its manager

				By:	/s/ David L. Laxton, III
				Name:	David L. Laxton, III
				Title:	Executive Vice President, Chief Financial Officer and Secretary

EDGEN MURRAY LLC

	By:	/s/ David L. Laxton, III
	Name:	David L. Laxton, III
	Title:	Executive Vice President, Chief Financial Officer and Secretary

EDGEN MURRAY CAYMAN CORPORATION

	By:	/s/ David L. Laxton, III
	Name:	David L. Laxton, III
	Title:	Executive Vice President and Treasurer

PIPE ACQUISITION LIMITED

	By:	/s/ K.A. Cockburn
	Name:	K.A. Cockburn
	Title:	Director

Signature Page to Fourth Amendment to Credit Agreement

AGENTS/LENDERS:	JPMORGAN CHASE BANK, N.A., individually, as US Administrative Agent, US Collateral Agent, a US Revolving Lender, Issuing Bank and Swingline Lender

	By:	/s/ Timothy J. Whitefoot
	Name:	Timothy J. Whitefoot
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, individually, as Canadian Administrative Agent, Canadian Collateral Agent and a Canadian Revolving Lender

	By:	/s/ Jeff Burdon
	Name:	Jeff Burdon
	Title:	Vice President

J.P. MORGAN EUROPE LIMITED, individually, as UK Administrative Agent and UK Collateral Agent

	By:	/s/ Tim Jacob
	Name:	Tim Jacob
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, individually, as a UK Revolving Lender

	By:	/s/ Tim Jacob
	Name:	Tim Jacob
	Title:	Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement

BANK OF SCOTLAND PLC, as a US Revolving Lender and as a UK Revolving Lender

By:	/s/ Nigel Walker
Name:	Nigel Walker
Title:	Director

HBOS CANADA, as a Canadian Revolving Lender

By:	/s/ Nigel Walker
Name:	Nigel Walker
Title:	Director

Signature Page to Fourth Amendment to Credit Agreement

HSBC BUSINESS CREDIT (USA), INC., as a US Revolving Lender

By:	/s/ Jimmy Schwartz
Name:	Jimmy Schwartz
Title:	Vice President

HSBC BANK PLC, as a UK Revolving Lender

By:	/s/ Douglas F. Baikie
Name:	Douglas F. Baikie
Title:	Senior Corporate Banking Manager

HSBC BANK CANADA, as a Canadian Revolving Lender

By:	/s/ Craig Lynk
Name:	Craig Lynk
Title:	Assistant Vice President

By:	/s/ Lyndsay Thompson
Name:	Lyndsay Thompson
Title:	Account Manager Commercial Financial Services

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, as a Singapore Revolving Lender, Singapore Administrative Agent and Singapore Collateral Agent

By:	/s/ Sim Yong Chin
Name:	Sim Yong Chin
Title:	VP, Commercial Banking

Signature Page to Fourth Amendment to Credit Agreement

THE CIT GROUP/BUSINESS CREDIT, INC., as a US Revolving Lender

By:	/s/ Jang Kim
Name:	Jang Kim
Title:	Vice President

CIT CAPITAL FINANCE UK LIMITED, as a UK Revolving Lender

By:	/s/ Helen Rose
Name:	Helen Rose
Title:	Senior Director

CIT FINANCIAL LTD., as a Canadian Revolving Lender

By:	/s/ Evan Bennitt
Name:	Evan Bennitt
Title:	Director

Signature Page to Fourth Amendment to Credit Agreement